Exhibit 23.1

Report of Independent Registered Public Accounting Firm

The Board of Directors
Dollar Tree Stores, Inc.:

We consent to the use of our report incorporated by reference herein.

Our report indicates the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and Financial Accounting Standards Board Interpretation 46, Consolidation of Variable Interest Entities.

/s/KPMG LLP

Norfolk, Virginia
July 12, 2004